                                                            Exhibit 99-(d)(1)(k)



                        ADDENDUM TO MANAGEMENT AGREEMENT

         The Management Agreement (the "Agreement") between The GCG Trust (the "Trust"), a Massachusetts business trust having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business 1475 Dunwoody Drive, West Chester, PA 19380, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 24th day of May, 2002.

                                   WITNESSETH:

         WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

         WHEREAS, the Trust has established two new series designated as the Global Balanced Series and ING Stock Index Series; and redesignated the Capital Appreciation Series as the Equity Opportunity Series; and

         WHEREAS, the Trust desires to appoint DSI as Manager for the Global Balanced Series, ING Stock Index Series and the Equity Opportunity Series, under the provisions set forth in the Agreement and in this Addendum to the Agreement; and

         WHEREAS, the Manager is willing to accept such appointment.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

                  1. In addition to its responsibilities as specified in the Agreement, the Trust hereby appoints DSI to act as Manager with respect to the Global Balanced Series, ING Stock Index Series and Equity Opportunity Series, which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation."

                  2. Schedule A to the Agreement shall be replaced with a new Schedule A, a form of which is attached hereto.

                  3. Schedule B to the Agreement ("Compensation for Services to Series") shall be replaced with a new Schedule B, a form of which is attached hereto.

         This Addendum shall take effect with respect to the Series on July 10, 2002.

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         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed on the date indicated.

                                                THE GCG TRUST

Attest::_________________________               By: /s/ Kimberly Smith
Title:___________________________               Title: Secretary

                                                DIRECTED SERVICES, INC.

Attest::_________________________               By: /s/ David J. Jacobson
Title:___________________________               Title: SVP

                                   SCHEDULE A

         The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:

                        Equity Income Series (formerly, Multiple Allocation
                         Series)
                        Fully Managed Series
                        Limited Maturity Bond Series
                        Hard Assets Series
                        Real Estate Series
                        Liquid Asset Series
                        Equity Opportunity (formerly, Capital Appreciation
                         Series)
                        Van Kampen Growth and Income Series (formerly,
                         Rising Dividends Series)
                        Value Equity Series
                        Strategic Equity Series
                        Capital Guardian Small Cap Series (formerly, Small Cap
         `               Series)
                        Mid-Cap Growth Series
                        Total Return Series
                        Research Series
                        Capital Growth Series (formerly, Growth & Income Series) Growth Series (formerly, Value + Growth Series)
                        Core Bond Series (formerly, Global Fixed Income Series) Developing World Series
                        International Equity Series
                        Investors Series
                        Diversified Mid-Cap Series
                        Asset Allocation Growth Series
                        Special Situations Series
                        Janus Growth and Income Series (formerly, Growth and
                         Income Series)
                        Internet Tollkeeper(SM) Series
                        High Yield Series
                        Managed Global Series
                        All Cap Series
                        Large Cap Value Series
                        Fundamental Growth Focus Series
                        Focus Value Series
                        Global Franchise Series
                        Equity Growth Series
                        J.P. Morgan Fleming Small Cap Equity Series
                        International Enhanced EAFE Series
                        Global Balanced Series
                        ING Stock Index Series
                        Fund For Life Series

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                                   SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

                        Series                                                                 Rate
                        ------                                                                 ----
Equity Income (formerly, Multiple Allocation), Fully               1.00% of first $750 million in combined assets of these
Managed, Hard Asset, Real Estate, Equity Opportunity               Series;
(formerly, Capital Appreciation), Van Kampen Growth                0.95% of next $1.250 billion;
and Income (formerly, Rising Dividends)*, Value                    0.90% of next $1.5 billion; and
Equity, Strategic Equity, and Capital Guardian Small               0.85% of amount in excess of $3.5 billion
Cap Series (formerly, Small Cap Series):

Limited Maturity Bond and Liquid Asset Series:                     0.60% of first $200 million in combined assets of these
                                                                   Series;
                                                                   0.55% of next $300 million; and
                                                                   0.50% of amount in excess of $500 million

Developing World Series:                                           1.75% of average daily net assets

Managed Global Series:                                             1.25% of the first $500 million; and
                                                                   1.05% on the amount in excess

Capital Growth Series (formerly, Growth & Income                   1.10% of first $250 million in combined assets in these
Series) and Growth Series (formerly, Value + Growth                Series;
Series)*:                                                          1.05% of the next $400 million;
                                                                   1.00% of the next $450 million; and
                                                                   0.95% of the amount in excess of $1.1 billion

Mid-Cap Growth, Total Return, and Research Series:                 1.00% of first $250 million in combined assets in these
                                                                   Series;
                                                                   0.95% of the next $400 million;
                                                                   0.90% of the next $450 million; and
                                                                   0.85% of the amount in excess of $1.1 billion

Core Bond Series (formerly, Global Fixed Income                    1.00% of the first $100 million;
Series):                                                           0.90% of the next $100 million;
                                                                   0.80% of the amount in excess of $200 million

Investors Series and All Cap Series:                               1.00% of first $500 million in combined assets of these Series;
                                                                   0.95% of next $250 million;
                                                                   0.90% of next $500 million; and
                                                                   0.85% of amount in excess of $1.25 billion

Large Cap Value Series:                                            1.00% of first $500 million;
                                                                   0.95% of next $250 million;
                                                                   0.90% of next $500 million; and
                                                                   0.85% of amount in excess of $1.25 billion

Diversified Mid-Cap Series and Asset Allocation Growth             1.00% of first $500 million in combined assets of these Series;
Series:                                                            0.95% of next $250 million;
                                                                   0.90% of next $500 million; and
                                                                   0.85% of amount in excess of $1.25 billion

Special Situations Series and Janus Growth and Income              1.10% of first $250 million ;
Series (formerly, Growth and Income Series)                        1.05% of next $400 million;
                                                                   1.00% of next $450 million; and
                                                                   0.95% of amount in excess of $1.1 billion

International Equity Series:                                       1.25% of the first $500 million; and
                                                                   1.05% on the amount in excess

Internet Tollkeeper(SM) Series:                                    1.85% of the first $1 billion; and
                                                                   1.75% on the amount in excess of $1 billion

High Yield Series:                                                 0.50%

Fundamental Growth Focus Series and Focus Value Series:            0.80 % of first $500 million;
                                                                   0.75% of next $250 million;
                                                                   0.70% of next $500 million;
                                                                   0.65% of next $750 million; and
                                                                   0.60% thereafter

Global Franchise Series                                            1.00% of the first $250 million;
                                                                   0.90% of the next $250 million; and
                                                                   0.75% thereafter

Global Balanced Series                                             1.00% of the first $75 million
                                                                   0.85% of the next $75 million
                                                                   0.80% of the next $75 million
                                                                   0.75% thereafter

ING Stock Index Series                                             0.27%

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SCHEDULE B (CONTINUED)

Equity Growth Series                                               0.75% of first $250 million;
                                                                   0.70% of next $250 million;
                                                                   0.65% of the next $500 million; and
                                                                   0.60% thereafter

J.P. Morgan Fleming Small Cap Equity Series                        0.90% of first $200 million;
                                                                   0.85% of next $300 million;
                                                                   0.80% of next $250 million; and
                                                                   0.75% thereafter

International Enhanced EAFE Series                                 1.00% of first $50 million;
                                                                   0.95% of next $200 million;
                                                                   0.90% of next $250 million;
                                                                   0.85% thereafter

Fund For Life                                                      0.25%

----------------------------

* Directed Services, Inc. has agreed to voluntary fee waivers of 0.05% of assets in excess of $1.36 billion with respect to the Growth Series and of 0.05% of assets in excess of $840 million with respect to the Van Kampen Growth and Income Series (formerly Rising Dividends Series) through December 31, 2002.